UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2014

CORELOGIC, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pacifica, Irvine, California	92618-7471
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 214-1000
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2014, the Board of Directors (the “Board”) of CoreLogic, Inc. (the “Company”) approved the amendment and restatement of the Company’s 2011 Performance Incentive Plan (the “2011 Plan”), subject to approval by the Company’s stockholders. The Company’s stockholders approved the amendment and restatement of the 2011 Plan at the Company’s Annual Meeting of Stockholders held on July 29, 2014 (the “Annual Meeting”). Among other changes, the amended and restated 2011 Plan (1) increases the limit on the aggregate number of shares of common stock that may be delivered pursuant to awards granted under the 2011 Plan by 2,500,000 shares to a new aggregate share limit of 21,908,631 shares; (2) changes the “full value” award share counting ratio from 3.3 to 1 to 2 to 1 effective July 29, 2014; (3) makes shares exchanged or withheld by the Company to satisfy any purchase price and tax withholding obligations related to full value awards available for new grants under the 2011 Plan beginning after December 31, 2013; (4) extends the term of the 2011 Plan until April 30, 2024; (5) eliminates certain minimum vesting requirements that were previously applicable to full value awards; and (6) extends the performance-based award feature of the 2011 Plan through the first annual meeting of stockholders that occurs in 2019.
The Board or one or more committees appointed by the Board administers the 2011 Plan. The Board has delegated general administrative authority for the 2011 Plan to its Compensation Committee. The administrator of the 2011 Plan has broad authority under the 2011 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.
Persons eligible to receive awards under the 2011 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.
The types of awards that may be granted under the 2011 Plan include stock options, stock appreciation rights, restricted stock, stock bonuses, stock units and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as certain cash bonus awards.
The maximum number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the 2011 Plan is equal to 21,908,631. Shares granted under the 2011 Plan in respect of restricted stock, restricted stock unit or other “full value” awards count against the foregoing share limit as 2 shares for every 1 share actually issued. Shares subject to outstanding awards that are settled in cash will be available for issuance under the 2011 Plan, as will any shares exchanged or withheld by the Company to satisfy any purchase price and tax withholding obligations related to full value awards. However, with respect to all awards other than full value awards, any shares exchanged or withheld or deemed exchanged or withheld as full or partial payment for any award or for withholding taxes thereon will not be available for issuance.
The foregoing description is qualified in its entirety by reference to the 2011 Plan, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	The Company's Annual Meeting was held on July 29, 2014.

(b)	The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

1.	The nominees for election to the Board were elected, each until the next annual meeting and until their successors are duly elected and qualified, based upon the following votes:

Directors	For	Against	Abstain	Broker Non-Vote
J. David Chatham	78,930,610	634,991	47,781	5,884,734
Douglas C. Curling	79,297,663	267,709	48,012	5,884,732
John C. Dorman	79,293,687	265,037	54,659	5,884,733
Paul F. Folino	78,339,489	1,218,710	55,184	5,884,733
Anand K. Nallathambi	79,287,017	275,479	50,887	5,884,733
Thomas C. O'Brien	79,251,468	212,651	149,264	5,884,733
Jaynie Miller Studenmund	79,242,465	216,144	154,775	5,884,732
David F. Walker	79,197,248	267,987	148,149	5,884,732
Mary Lee Widener	79,364,258	101,199	147,927	5,884,732

2.	The proposal to approve the amendment and restatement of the Company's 2011 Performance Incentive Plan was approved based upon the following votes:
	For	Against	Abstain	Broker Non-Vote
	75,883,570	3,645,792	84,019	5,884,735

2.	The proposal to approve, on an advisory basis, the compensation of the Company's named executive officers was approved based upon the following votes:

	For	Against	Abstain	Broker Non-Vote
	78,714,314	802,586	96,481	5,884,735

3.
The proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved based upon the following votes:

	For	Against	Abstain	Broker Non-Vote
	84,791,551	591,822	114,743	—

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	CoreLogic, Inc.’s Amended and Restated 2011 Performance Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date:	August 4, 2014	By:	/s/ STERGIOS THEOLOGIDES
		Name:	Stergios Theologides
		Title:	Senior Vice President, General Counsel and Secretary